UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

October 15, 2026

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Exercise Inducement and Exchange Offer

On October 11, 2026, OS Therapies Incorporated (the “Company”) commenced an offer (the “Inducement Offer”) to less than 10 accredited investors (the “Holders”) that beneficially own certain of the Company’s outstanding warrants (collectively, the “Existing Warrants”) to exercise, or pre-fund the exercise of, their Existing Warrants for cash at a reduced exercise price of $1.30 per share (the “Inducement Exercise Price”) pursuant to inducement offer letters (the “Inducement Letters”). The Existing Warrants consist of (i) warrants to purchase up to an aggregate of 8,038,060 shares of the Company’s common stock, originally issued in connection with the Company’s warrant exercise inducement and exchange transaction in January 2026, bridge financing in March 2026 and/or registered direct offering in April 2026, having a current exercise price of $1.40 per share, and (ii) warrants to purchase up to an aggregate of 1,410,000 shares of the Company’s common stock, originally issued in connection with the Company’s secured convertible promissory note financing in August 2026, having a current exercise price of $2.85 per share.

Pursuant to the Inducement Letters, each participating Holder will agree to exercise its Existing Warrants for cash at the Inducement Exercise Price. In consideration for such exercise, the Company will issue to the Holder new common stock purchase warrants (the “New Warrants”) to purchase a number of shares of the Company’s common stock equal to 100% of the number of shares of the Company’s common stock issued upon exercise of, or underlying the pre-funded portion of, such Holder’s Existing Warrants (the “New Warrant Shares”). If all Existing Warrants are exercised or pre-funded, the Company will issue New Warrants to purchase up to an aggregate of 9,448,060 shares of the Company’s common stock. The New Warrants will have an exercise price of $1.40 per share, subject to adjustment as provided therein, will be immediately exercisable upon issuance and will expire five years from the date of issuance.

In lieu of a cash exercise, a Holder may elect to pre-fund the exercise of its Existing Warrants by paying the Inducement Exercise Price less $0.001 per share (the “Pre-Funding Amount”). Upon the Company’s receipt of the Pre-Funding Amount, the exercise price of the applicable Existing Warrants will automatically be reduced to $0.001 per share (the “Remaining Exercise Price”), and such Existing Warrants will thereafter be exercisable solely at the Remaining Exercise Price.

The Company has engaged a Securities and Exchange Commission-registered broker-dealer and member firm of the Financial Industry Regulatory Authority, Inc. (the “Solicitation Agent”) to act as the Company’s exclusive warrant solicitation agent in connection with the Inducement Offer pursuant to a warrant solicitation agent agreement. The Company has agreed to pay the Solicitation Agent a cash fee equal to 7.0% of the aggregate gross cash proceeds received by the Company from the exercise and pre-funding of the Existing Warrants, together with a non-accountable expense allowance of $25,000.

The Inducement Offer commenced on October 11, 2026 and will expire at 11:59 p.m., Eastern time, on October 30, 2026 (the “Termination Date” and, such period, the “Inducement Period”). The Inducement Offer may be consummated in one or more closings with respect to exercises or pre-fundings of the Existing Warrants (each, a “Closing”), at such times and in such amounts as determined at the mutual discretion of the Company and the Solicitation Agent, which may be held at any time during the Inducement Period or within two business days following the Termination Date. The Company may, at any time and from time to time, in its discretion and with the consent of the Solicitation Agent, extend, terminate or suspend the Inducement Period prior to the Termination Date, or extend the time for a Closing, upon written notice to the Holders without any obligation to extend or reopen the Inducement Period or extend the time for a Closing thereafter.

Each Holder must deliver the aggregate Inducement Exercise Price or Pre-Funding Amount, as applicable, by wire transfer to a segregated account designated by the Company no later than two business days after the Holder signs and delivers its Inducement Letter (the “Funding Deadline”), and in no event later than two business days following the Termination Date (the “Final Funding Date”). If the Company does not receive the applicable aggregate Inducement Exercise Price or Pre-Funding Amount from a Holder by the Funding Deadline, and in any event by the Final Funding Date, the Company may, in its sole discretion, cancel such Holder’s warrant exercise or pre-funding, as applicable, in accordance with the terms of the applicable Inducement Letter.

On October 15, 2026, the Company completed an initial Closing of the Inducement Offer (the “Initial Closing”), at which seven Holders exercised, or pre-funded the exercise of, Existing Warrants to purchase an aggregate of 5,517,253 shares of the Company’s common stock and, in exchange, the Company issued to such Holders New Warrants to purchase up to an aggregate of 5,517,253 shares of the Company’s common stock. The Company received aggregate gross proceeds of approximately $7.2 million from the Initial Closing and expects to receive aggregate gross proceeds of approximately $12.3 million if all of the Existing Warrants are exercised or pre-funded pursuant to the Inducement Offer, in each case before deducting Solicitation Agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds to fund clinical development activities, including ongoing and planned clinical trials, regulatory activities and activities in preparation for commercialization, and for general corporate purposes.

The resale of the shares of the Company’s common stock underlying the Existing Warrants have been registered pursuant to existing registration statements on Form S-1 (File No. 333-289216) and Form S-3 (File No. 333-289443), declared effective by the SEC on each of August 12, 2025 and August 25, 2025, respectively.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then eligible to register securities on Form S-3) (the “Resale Registration Statement”) providing for the resale of the shares of common stock issued or issuable upon exercise of the New Warrants, on or before November 30, 2026, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 30 calendar days (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC) following the initial filing of such Resale Registration Statement and to keep the Resale Registration Statement effective at all times until the earlier of (i) the time no Holder owns any New Warrants or New Warrant Shares and (ii) the Free Trading Date (as defined in the Inducement Letters).

Terms of the New Warrants

The following is a summary of certain terms and provisions of the New Warrants.

Duration and Exercise Price

Each New Warrant has an exercise price of $1.40 per share. The New Warrants are immediately exercisable from the date of issuance and expire on the date that is five years from such date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reverse stock splits, reclassifications or similar events affecting the Company’s common stock, and holders are entitled to participate in subsequent rights offerings and pro rata distributions to holders of common stock.

Exercisability

The New Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Forced Exercise

The New Warrants provide that, at any time following issuance, if the closing price of the Company’s common stock on the applicable trading market equals or exceeds 300% of the exercise price then in effect for any 20 consecutive trading days, the Company may, subject to the satisfaction of certain equity conditions, require the holder to exercise all or a portion of the New Warrants for cash.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or the prospectus contained therein is not available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants. On the expiration date, the New Warrants will be automatically exercised via cashless exercise.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of New Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants provide that the holders of the New Warrants have the right to participate in pro rata distributions of assets (including dividends) to holders of the Company’s common stock, subject to the beneficial ownership limitation.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of common stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, in the event of a Fundamental Transaction, at the option of the holder or the successor entity, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), the Company or the successor entity shall purchase the unexercised portion of the New Warrants from the holder by paying an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction. However, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant, that is being offered and paid to the holders of the Company’s common stock in connection with the Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of New Warrant and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The descriptions of the terms of the New Warrants and Inducement Letters are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by the Company and by the Holders, which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The New Warrants and New Warrant Shares are being offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act or applicable state securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 8.01. Other Events.

On October 19, 2026, the Company issued a press release announcing the Initial Closing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 8.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of New Warrant.
10.1	Form of Inducement Offer Letter.
99.1	Press Release issued by OS Therapies Incorporated on October 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: October 19, 2026	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer